CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated as of the report date stated below, relating to the financial statements and financial highlights which appear in the following Annual Reports to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

Report Date	Annual Shareholder Report Date	Fund
10/22/09	8/31/09	Strategic Investor
10/22/09	8/31/09	Small Cap Growth I
10/22/09	8/31/09	Mid Cap Growth
10/22/09	8/31/09	Balanced
11/20/09	9/30/09	Large Cap Growth
11/20/09	9/30/09	Dividend Income
11/20/09	9/30/09	Contrarian Core
11/20/09	9/30/09	Small Cap Core
12/18/09	10/31/09	Connecticut Tax-Exempt
2/19/10	12/31/09	Real Estate Equity
5/21/10	3/31/10	Bond
5/21/10	3/31/10	Pacific/Asia
5/21/10	3/31/10	Emerging Market
5/21/10	3/31/10	U.S. Treasury Index
5/21/10	3/31/10	Income
5/21/10	3/31/10	Energy and Natural Resources
5/21/10	3/31/10	Intermediate Bond
5/21/10	3/31/10	Value and Restructuring
5/21/10	3/31/10	Select Large Cap Growth
7/22/10	5/31/10	International Bond
7/22/10	5/31/10	High Yield Opportunity
7/22/10	5/31/10	Strategic Income
8/23/10	6/30/10	Small Cap Value Fund I

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

September 27, 2010